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                                                               EXHIBIT 6(a)(iii)

                    CERTIFICATE OF AMENDMENT
                             OF THE
               RESTATED ARTICLES OF INCORPORATION
                               OF
             GOLDEN AMERICAN LIFE INSURANCE COMPANY

     We, the undersigned officer of Golden American Life
Insurance Company, a corporation subject to the provisions of Chapter 300 of the Minnesota Statutes, do hereby certify that resolutions as hereinafter set forth were adopted as of the 16th day of April, 1991, written authorization of the sole stockholder:

     VOTED: That the Restated Certificate of Incorporation of the Corporation be amended to read as follows:

     "FIRST":  The name of the Corporation is MB Variable Life
Insurance Company".

     VOTED:  That all other paragraphs of the Restated
Certificate of Incorporation shall remain unchanged.

     VOTED: That the directors and officers of the Corporation be, and they hereby are, authorized to do and cause to be done all things in their judgment necessary or advisable to effect the amendment of the Restated Certificate of Incorporation of the Corporation.

     The undersigned, Fred H. Davidson and Bernard R. Beckerlegge, the President and Secretary, respectively, of Golden American Life Insurance Company, do hereby certify that the foregoing Certificate of Amendment of the Restated Articles of Incorporation of Golden American Life Insurance Company is a true and correct copy of such Certificate and contains therein a true and correct copy of the Resolution of The Mutual Benefit Life Insurance Company, the sole stockholder of Golden American Life Insurance Company as of this 17th day of April, 1991.

                         /s/ Fred H. Davidson
                         -----------------------------
                         Fred H. Davidson, President


                         /s/ Bernard R. Beckerlegge
                         -----------------------------
                         Bernard R. Beckerlegge, Secretary

                         GOLDEN AMERICAN LIFE INSURANCE COMPANY
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